UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  November 16, 2012

Altair Nanotechnologies Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12497	33-1084375
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

204 Edison Way
Reno, NV	89502
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:
(775) 856-2500

N/A
(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under theExchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under theExchange Act (17 CFR 240.13e-4(c)

TABLE OF CONTENTS

Item 1.01	Entry into Material Definitive Agreement

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Item 9.01	Exhibits

SIGNATURES

EXHIBIT INDEX

EX. 99.1	Working Capital Loan Contract, dated November 16, 2012, by and between Altairnano, Inc. and the Industrial and Commercial Bank of China Limited

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Item 1.01	Entry into Material Definitive Agreement

The information set forth in Item 2.03 is incorporated into this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On November 16, 2012, Altairnano, Inc. (the "Company"), a subsidiary of Altair Nanotechnologies Inc., entered into, and closed, a financing under a Working Capital Loan Contract (the “Agreement”) and related documents with the Industrial and Commercial Bank of China Limited Phnom Penh Branch (the “Bank”) with respect to a $3,700,000 loan.  The loan is secured by an irrevocable and unconditional Bank Guarantee in favor of Bank by Industrial and Commercial Bank of China Limited Guangzhou Branch, which Bank Guarantee is supported by a pledge of cash by Northern Altair Nanotechnologies Co., Ltd.

Interest on the outstanding principal balance of the loan accrues at a rate equal to 170 basis points over the three-month LIBOR rate, subject to quarterly adjustment, and is payable quarterly in arrears. Principal, and any unpaid interest, are due one year from the closing date. Proceeds of the Loan will be used for general working capital requirements.

Item 9.01	Financial Statements and Exhibits

(a)	Exhibits.

99.1  Working Capital Loan Contract, dated November 16, 2012, by and between Altairnano, Inc. and the Industrial and Commercial Bank of China Limited.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altair Nanotechnologies Inc.

Dated: November 21, 2012	By:	/s/ Stephen B. Huang
Stephen B. Huang, Chief Financial Officer

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